UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

GeoPetro Resources Company

 (Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 700
San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2009, GeoPetro Resources Company (“GeoPetro” or “we” or “us”) appointed J. Chris Steinhauser as the Chief Financial Officer of the Company, effective as of such date.  Mr. Steinhauser previously served as GeoPetro’s Chief Financial Officer and Vice President of Finance from June 2000 to January 2009.   Mr. Steinhauser has served as a director of GeoPetro since October 2001.

Pete J. Craven resigned as the interim Chief Financial Officer of the Company on April 22, 2009.  Mr. Craven had been working as an independent consultant with GeoPetro since February 2, 2009 and was appointed interim Chief Financial Officer of the Company on March 11, 2009.  Stuart J. Doshi, the Company’s President, Chief Executive Officer and Chairman, stated “on behalf of the Board of Directors of GeoPetro, I wish to express my gratitude and appreciation to Pete for his fine work and professionalism during the past three months.”

 We entered into a new employment agreement with Mr. Steinhauser effective April 27, 2009, that currently expires on April 27, 2012.  Either we or Mr. Steinhauser may terminate the employment relationship at any time, subject to other provisions of the agreement.  Mr. Steinhauser serves as Chief Financial Officer and Vice President of Finance.  Mr. Steinhauser’s employment agreement entitles him to an annual salary of $225,000.  In addition, it provides that the exercise price of certain options to acquire 150,000 shares of common stock which were previously granted to Mr. Steinhauser on May 13, 2003 would be reduced from $2.10 per share to $1.00 per share.  The options are fully vested as of the date hereof and have an expiration date of May 12, 2013.  Certain other options granted to Mr. Steinhauser to acquire 75,000 shares of common stock at $4.28 per share on June 27, 2008 were cancelled.  Mr. Steinhauser’s employment agreement provides for the payment of salary for nine months if he is terminated by us for any reason other than for cause or if there is an occurrence of change in control.  All grants made under equity incentive plans shall vest in full immediately prior to the occurrence of a change of control or termination by us without cause.  Mr. Steinhauser will be reporting directly to Mr. Stuart J. Doshi, the Company’s Chairman, President and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: April 30, 2009	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman